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                                                                    Exhibit 99.2


                CERTIFICATION OF PRINCIPAL EXECUTIVE AND OFFICERS
                       PURSUANT TO RULES 13a-14 AND 15d-14
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          I, Frank D'Angelo, Chief Executive Officer and President and Principal Accounting Officer of D'Angelo Brands Inc., certify that:

I have reviewed this quarterly report on Form 10-QSB of D'Angelo Brands, Inc.

Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Based on my knowledge, the financial statements, and other financial information included in the report, fairly present in all material respects the financial condition, results of operations and cash flows of the issuer as of, and for, the periods presented in the report.

Dated: September 17, 2002



                               /s/ Frank D'Angelo
                    Frank D'Angelo, Chief Executive Officer,
                   President and Principal Accounting Officer


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